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                              EXHIBIT A

                              AGREEMENT

                    JOINT FILING OF SCHEDULE 13G


     The Undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of Sparta Surgical Corporation, and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.








                                                 /s/ J. Morton Davis
Dated:   January 16, 2002                  ________________________________
         New York, New York                       J. Morton Davis







                                        D.H. Blair Investment Banking Corp.



                                                 /s/ J. Morton Davis
Dated:   January 16, 2002                  By:________________________________
         New York, New York                       J. Morton Davis
                                                  Chairman